EXHIBIT 3.1.2

                                               =========================       Filed # C11048-02

[State of    DEAN HELLER                                                       JUN 25 2002

 Nevada      Secretary of State                    CERTIFICATE OF             In the Office of

 Seal)       202 North Carson Street                 AMENDMENT                 /s/ Dean Heller

             Carson City, Nevada 89709-4201                                Dean Heller Secretary of State

             (775) 684 5708                    (PURSUANT TO NRS 78.380)

                                               =======================

             Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 79.380 – Before Issuance of Stock)

-Remit in Duplicate –

1.

Name of corporation:  ANTICUS INTERNATIONAL CORPORATION

2.

The articles have been amended as follows (provide article numbers, if available):

THE STOCK OF THE CORPORATION SHALL BE:  75,000,000 WITH A PAR VALUE OF .001

3.

The undersigned declare that they constitute at least two-thirds of the incorporators

(check) ___ or of the board of directors (check)    x   .

4.

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5.

Signatures:

/s/ Dennis Galbraith

______________________________

 _______________________________________________

Signature

Signature

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause

This filing to be rejected.